SYNERGY BRANDS INC.

                                ----------------
                         Unanimous Consent of Directors
                               In Lieu of Meeting
                                ----------------

                                December 9, 2002

                                ----------------

     The undersigned, being all of the directors of Synergy Brands Inc., hereby consent to, authorize, approve, ratify and adopt the following resolutions as though done at a formal meeting:

1.       Approval for Reverse Split

     Resolved, that this corporation effectuate a one (1) for four (4) reverse stock split of this corporation's common stock to the holders of this corporation's common stock of record as of December 1, 2002 as more particularly set forth in the Information Statement, a copy of which is attached to and made a part hereof, and in accord with the terms as set forth in the form of Amendment to this corporation's Certificate of Incorporation which documents have been reviewed by and are hereby approved by all of the undersigned. The designed business purpose of such reverse stock split is to decrease the number of outstanding shares in order to improve the marketability of the shares and attempt to assure that the Company maintains its NASDAQ listing. In connection with said reverse stock split no changes shall be necessary to be made to the capital or surplus accounts of the corporation or in the par value of its common stock. Such split shall be effectuated by requesting stockholders subject to the decrease in outstanding securities to surrender their current stock certificates to be replaced by new certificates exhibiting and evidencing the decreased share ownership and payment for resulting fractional shares (until so exchanged the current stock certificates shall be recorded with this corporation's Transfer Agent and otherwise of record to officially represent the outstanding stock of this corporation as reduced in the authorized reverse stock split). The declaration of the referenced reverse stock split has been submitted for review and accepted by shareholders holding a majority of votes represented by this corporation's stock of record entitled to vote as of December 1, 2002 which approval has been achieved by written consent of such shareholders, and notice of such action and approval shall be forwarded to all other shareholders, thereby negating the need to solicit proxies, and this Corporation does not expect to solicit proxies. The said Reverse Split shall be implemented by the filing of an Amendment to this corporation's Certificate of Incorporation in the form as attached to and made an exhibit hereto, a copy of which has been reviewed and approved by all of the undersigned.

                                     -EX-2-

2.       Authorization of Transfer Agent

     Resolved, that this corporation by this consent and upon and after the filing of the referenced Amendment to this corporation's Certificate of Incorporation, shall and does hereby authorize this corporation's transfer agent to effectuate the referenced and resolved reverse stock split by issuing replacement certificates, as current certificates are surrendered, exhibiting share amounts proportionate to the decrease in shares outstanding on the record date at the rate of one (1) share for each four (4) current shares owned of record on the record date, and said transfer agent is hereby authorized to reflect resultant decrease in individual shareholdings on the official stock records of this corporation, and this corporation is hereby authorized to seek a revised CUSIP number for this Corporation's common stock as a necessary result of the reverse stock split and to take such other actions as necessary and appropriate to implement such reverse stock split.


3.       Authorization for Private Placement

     Resolved, that this corporation is authorized to make a Private Placement offering of part of its authorized but yet unissued common stock in the amount of up to 600,000 shares at a subscription price of no less than $2.50 per share which offering shall be made only to potential investors, preferably who have previously invested in the Company's securities and who are therefor familiar with the Company, who qualify as "Accredited Investors" as such term is defined in Regulation D under the Securities Act of 1933 as amended, to the extent and with such further provisions as may be advisable and consented to by a majority of the members of this corporation's Board of Directors.

4.       Notice to Shareholders

     Resolved, that the appropriate officers of this corporation are authorized to send notice to all shareholders of this corporation notifying them of the Shareholder approval and Board of Directors authorized reverse split, and the resulting change in their securities ownership and directing them to surrender their stock certificates for replacement with certificates exhibiting ownership of the decreased shares and notifying them also of shareholder and director approval for the aforementioned anticipated Private Placement equity offering by this corporation, such notice to be , in the format of an Information Statement as attached hereto and made a part hereof, such form of notice having been reviewed and approved by each of the undersigned.

                                     -EX-3-

5.       Information Statement

     Resolved, that the Information Statement, in substantially the format as attached to and made a part hereof, having been reviewed by all of the undersigned, shall be mailed and made available to all Shareholders of this Corporation in connection with the aforementioned reverse stock split and equity Private Placement and shall be filed with the SEC and NASDAQ, in time and fashion as provided by their applicable rules.

6.       Effective Date of Reverse Stock Split

         Resolved, that the Effective Date of the Reverse Split shall be on the earlier of the (i) twenty first day after the date of filing the aforementioned Information Statement in its definitive form with the US Securities and Exchange Commission or (ii) such earlier date as the SEC may allow for the length of time the definitive Information Statement must be on file with them before such reverse stock split may be effectuated, provided in all instances that the Effective Date may be no earlier than the date the aforementioned Amendment to this corporation's Certificate of Incorporation is filed with the Delaware Secretary of State's office as required by applicable Delaware State law. Further the Board of Directors of this corporation shall have authority by majority vote to terminate the subject reverse stock split at any time prior to its Effective Date.

7.       Implementation

         Resolved, that the proper officers of this corporation be and they are hereby authorized and directed to do or cause to be done any and all such acts and things and to execute and deliver any and all such further documents and papers as they may deem necessary or appropriate to carry into effect the full intent and purpose of the foregoing resolutions.


                                           -------------------------
                                           Henry J. Platek, Jr.

                                           -------------------------
                                           Mair Faibish

                                           -------------------------
                                           Mitchell Gerstein

                                           -------------------------
                                           Dominic Marsicovetere

                                           -------------------------
                                           Michael Ferrone

                                           -------------------------
                                           Dail Miller

                                           -------------------------
                                           Randall J. Perry


                                     -EX-4-